KING INVESTMENT ADVISORS, INC.
                                 CODE OF ETHICS

INTRODUCTION

         This Code of Ethics (the "Code") has been adopted by King Investment Advisors, Inc. ("King") with respect to King's investment advisory services to U.S. registered investment companies or series thereof (each a "Fund"). The Code establishes standards and procedures for the detection and prevention of inappropriate personal securities transactions by persons having knowledge of the investments and investment intentions of a Fund and addresses other situations involving a potential conflict of interest. Definitions of UNDERLINED terms are included in Appendix A.

         This  Code  is  intended  to  ensure  that  the   personal   securities
transactions of persons subject to the Code are conducted in accordance with the following principles:

        (i)    the duty at all times to place first the interests of Clients;

        (ii) The requirement that all personal securities transactions be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's responsibility and position of trust; and

        (iii)  the   fundamental   standard   that  King   personnel   not  take
               inappropriate advantage of their positions.

1.       WHO IS COVERED BY THIS CODE


        This Code applies to all directors, officers and employees of King. Certain provisions apply only to ACCESS PERSONS and INVESTMENT PERSONNEL and portfolio managers, in each case only with respect to those Funds as listed in Appendix B. King forbids any director, officer and employee from engaging in any conduct which is contrary to this Code or King's Insider Trading Policy and Related Procedures. All ACCESS PERSONS are subject to the Code's restrictions and requirements regarding opening securities accounts, effecting securities transactions, reporting securities transactions, maintaining information and documents in a confidential manner and other matters.


        Failure to comply with this Code is a very serious matter and may result
in  disciplinary  action,   including,   among  other  things,  monetary  fines,
disgorgement of profits, and suspension or termination of employment.

2.       PRECLEARANCE REQUIREMENT


         All ACCESS PERSONS must obtain prior written approval from the designated Review Officer or his/her delegate before engaging in personal securities transactions unless: (a) The transaction involves fewer than 2,000 shares

(b)  The company has a market capitalization over $200 million; and

(c) The shares have had an average trading volume over 50,000 shares for the last ten trading days.

Approvals will be valid for 24 hours.


3.       PROHIBITED TRANSACTIONS

         (A)      ALL DIRECTORS, OFFICERS AND EMPLOYEES:

                  (I) PROHIBITION AGAINST FRAUDULENT CONDUCT. No director, officer or employee may use any information concerning a SECURITY HELD OR TO BE ACQUIRED by a
                           Fund,   or  his  or  her  ability  to  influence  any
                           investment decisions, for personal gain or in a manner detrimental to the interests of a Fund. In addition, no director, officer or employee shall, directly or indirectly:

                           (1) employ any device, scheme or artifice to defraud a Fund or engage in any manipulative practice with respect to a Fund;

                           (2) make to a Fund, any untrue statement of a material fact or omit to state to a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                           (3) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Fund; or

                           (4) engage in any manipulative practice with respect to a Fund.

                  (II) CONFIDENTIALITY. Except as required in the normal course of carrying out their business responsibilities, no director, officer or employee shall reveal information relating to the investment intentions or activities of any Fund, or securities that are being considered for purchase or sale on behalf of any Fund.

         (B)      ACCESS PERSONS. In addition to the  restrictions  in Section 3
                  (a), ACCESS PERSONS are subject to the following restrictions:

                  (I) BLACKOUT PERIOD. ACCESS PERSONS shall not purchase or sell a COVERED SECURITY in an account over which they have direct or indirect influence or control on a day during which they known or should have know a Fund has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn. For purposes of this Section, the (i) common


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


                           stock and any fixed income security of an issuer shall not be deemed to be the same security and (ii) non-convertible preferred stock of an issuer shall be deemed to be the same security as the fixed income securities of that issuer; and (iii) convertible preferred stock shall be deemed to be the same security as both the common stock and fixed income securities of that issuer.

                           (1)      BLACKOUT PERIOD EXCLUSIONS AND DEFINITIONS.
                                    The   following  transactions   shall not be
                                    prohibited by this Code and are not subject to the limitations of Section 3(b):

                                    (A)     purchases  or sales  over  which the
                                            ACCESS   PERSON  has  no  direct  or
                                            indirect  influence  or control (for
                                            this purpose, you are deemed to have
                                            direct  or  indirect   influence  or
                                            control   over  the  accounts  of  a
                                            spouse, minor children and relatives
                                            residing  in  the  ACCESS   PERSON'S
                                            home);

                                    (B)     purchases  which  are  part  of   an
                                            automatic   dividend    reinvestment
                                            plan;

                                    (C)     purchases or  sales  which  are non-
                                            volitional on the part of the ACCESS
                                            PERSON; and

                                    (D)     purchases effected upon the exercise
                                            of rights  issued  by an issuer  pro
                                            rata to all  holders  of a class  of
                                            its  securities,  to the extent such
                                            rights  were   acquired   from  such
                                            issuer.

                  (II) UNDUE INFLUENCE. ACCESS PERSONS shall not cause or attempt to cause any Fund to purchase, sell or hold any security in a manner calculated to create any personal benefit to them and shall not recommend any securities transactions for a Fund without having disclosed their interest, if any, in such securities or the issuer thereof, including, without limitation,
                           (i) BENEFICIAL OWNERSHIP of any securities of such issuer, (ii) any position with such issuer or its affiliates and (iii) any present or proposed business relationship between the ACCESS PERSON (or any party in which he or she has a significant interest) and such issuer or its affiliates.

                  (III) CORPORATE OPPORTUNITIES. ACCESS PERSONS shall not take personal advantage of any opportunity properly belonging to a Fund.

                  (IV) OTHER PROHIBITED TRANSACTIONS. ACCESS PERSONS shall not:

                           (1) induce or cause a Fund to take actions or to fail to take action, for personal benefit rather than for the benefit of the Fund;


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


                           (2) accept anything other than of DE MINIMIS value or any other preferential treatment from any broker-dealer or other entity with which a Fund does business;

                           (3) establish or maintain an account at a broker-dealer, bank or other entity through which securities transactions may be effected without written notice to the designated Review Officer prior to establishing such an account;

                           (4)      use   knowledge  of  portfolio  transactions
                                    of a Fund for their personal benefit or the personal benefit of others; or

                           (5) violate the anti-fraud provisions of the federal or state securities laws.

         (C) INVESTMENT PERSONNEL. In addition to the restrictions in Sections 3(a) and (b), Investment Personnel are subject to the following restrictions:


                  (I) SHORT-TERM TRADING PROFITS. INVESTMENT PERSONNEL shall not profit from the purchase and sale or sale and purchase of the same (or equivalent) securities within 60 calendar days if such securities are held by a Fund. Any profits realized on such short-term trades shall be disgorged to charity. The designated Review Officer may grant exceptions to this prohibition in whole or in part and upon such conditions as the Review Officer may impose if the Review Officer determines that no harm resulted to a Fund and that to require disgorgement would be inequitable or result in undue hardship to the individual who entered into the transaction.

                  (II) INITIAL PUBLIC OFFERINGS. INVESTMENT PERSONNEL must obtain prior written approval from the designated Review Officer before directly or indirectly acquiring securities in an initial public offering.


                  (III) PRIVATE PLACEMENTS INVESTMENT PERSONNEL may not directly or indirectly acquire securities in a private placement unless the Review Officer determines whether the investment opportunity should be reserved for a Fund, and whether such opportunity is being offered to the INVESTMENT PERSONNEL by virtue of their position with the Fund. Any
                           INVESTMENT PERSONNEL of a Fund who has taken a personal position through a private placement will be under an affirmative obligation to disclose that position in writing to the Review Officer if he or she plays a material role in the Fund's subsequent investment decision regarding the same issuer; this separate disclosure must be made even though the INVESTMENT PERSONNEL has previously disclosed the ownership of the privately placed security in compliance with the preclearance requirements of this section.


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


                           Once disclosure is given, an independent review of the Fund's investment decision will be made.

                  (IV) SERVICE AS A DIRECTOR. INVESTMENT PERSONNEL shall not serve on the boards of directors of publicly traded companies, absent prior authorization based upon a determination by the Review Officer that the board service would be consistent with the interests of the Fund and its shareholders.


         (D)      PORTFOLIO  MANAGERS.   In  addition  to  the  restrictions  in
                  Sections 3(a), (b) and (c), no portfolio manager shall purchase or sell a COVERED SECURITY within three days before or after a Fund, for which the portfolio manager makes or participates in making a recommendation, trades in that security except if the portfolio manager is trading in the same direction as the Fund and enters his/her order after that of the Fund. Any profits realized on trades within this proscribed period shall be disgorged and given to charity.


4.       REPORTING REQUIREMENTS

         (A) REPORTING. ACCESS PERSONS, must report to the designated Review Officer the information described in this Section with respect to transactions in any COVERED SECURITY in which they have, or by reason of such transaction acquire, any direct or indirect beneficial ownership.

         (B) EXCLUSIONS FROM REPORTING. Purchases or sales in COVERED SECURITIES in an account in which the ACCESS PERSON has no direct or indirect or CONTROL are not subject to the reporting requirements of this Section.

         (C) INITIAL HOLDING REPORTS. No later than ten (10) days after an ACCESS PERSON becomes subject to this Code he or she must report the following information:

               (I) the title, number of shares and principal amount of each COVERED SECURITY (whether or not publicly traded ) in which the ACCESS PERSON has any direct or indirect BENEFICIAL OWNERSHIP as of the date he or she became subject to this Code;

               (II) the name of any broker, dealer or bank with whom the ACCESS PERSON maintained an account in which any securities were held for the ACCESS PERSON direct or indirect benefit as of the date he or she became subject to this Code; and

               (III) the date that the report is submitted.

          (D) QUARTERLY TRANSACTION REPORTS. No later than ten (10) days after the end of a calendar quarter, ACCESS PERSONS must report the following information:


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


               (I) with respect to any transaction during the quarter in a COVERED SECURITY (whether or not publicly traded) in which the ACCESS PERSON has, or by reason of such transaction acquired, any direct or indirect BENEFICIAL OWNERSHIP:

                    (1) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each COVERED SECURITY involved;

                    (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                    (3)  the  price  of  the  COVERED   SECURITY  at  which  the
                         transaction was effected;

                    (4) the name of the broker, dealer or bank with or through which the transaction was effected; and

                    (5)  the date that the report is submitted.

               (II) with respect to any account established by the ACCESS PERSON in which any COVERED SECURITIES (whether or not publicly traded) were held during the quarter for your direct or indirect benefit:

                    (1) the name of the broker, dealer or bank you established the account;

                    (2)  the date the account was established; and

                    (3)  the date that the report is submitted.

          (E) ANNUAL HOLDINGS REPORTS. Annually, all ACCESS PERSONS must report the following information (which information must be current as of a date no more than thirty (30) days before the report is submitted):

               (I) the title, number of shares and principal amount of each COVERED SECURITY (whether or not publicly traded) in which the ACCESS PERSON had any direct or indirect beneficial ownership;

               (II) the name of any broker, dealer or bank with whom you maintain an account in which any securities are held for his or her direct or indirect benefit; and

               (III) the date that the report is submitted.

          (F) CERTIFICATION OF COMPLIANCE. All ACCESS PERSONS are required to certify annually (in the form of Attachment A) that they have read and understood the Code and recognize that they are subject to the Code. Further, all ACCESS PERSONS are required to certify annually that they have complied with all the requirements of the Code and have disclosed or reported all personal securities transactions pursuant to the requirements of the Code.


          (G) ALTERNATIVE REPORTING. The submission to the Review Officer of duplicate broker trade confirmations and statements on all securities transactions shall satisfy the reporting requirements of Section 4(e).


          (H) REPORT QUALIFICATION. Any report may contain a statement that the report shall not be construed as an admission by the person making the report that he or she has any direct or indirect BENEFICIAL OWNERSHIP in the COVERED SECURITIES to which the report relates.

          (I) ACCOUNT OPENING PROCEDURES. All ACCESS PERSONS shall provide written notice to the Review Officer prior to opening any account with any entity through which a COVERED SECURITIES transaction may be effected. In addition, ACCESS PERSONS must promptly:

               (I) provide full access to a Fund, its agents and attorneys to any and all records and documents which a Fund considers relevant to any securities transactions or other matters subject to the Code;

               (II) cooperate  with a Fund,  or its  agents  and  attorneys,  in investigating any securities transactions or other matter subject to the Code.

               (III)provide  a  Fund,   its   agents  and   attorneys   with  an
                    explanation (in writing if requested) of the facts and circumstances surrounding any securities transaction or other matter to the Code; and

               (IV) promptly notify the Review Officer or such other  individual as a Fund may direct, in writing, from time to time, of any incident of noncompliance with the Code by anyone subject to this Code.

5.       REVIEW OFFICER

         (A)  DUTIES OF REVIEW OFFICER. [NAME] , [TITLE] of King,
                                       -------- --------
         has been appointed as the Review Officer to:

               (I) review all securities transaction and holdings reports and maintain the names of persons responsible for reviewing these reports;


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


               (II) identify  all persons  subject to this Code who are required to make these reports and promptly inform each person of the requirements of this Code;

               (III)compare,  on  a  quarterly  basis,  all  COVERED  SECURITIES transactions with each Fund's completed portfolio transactions to determine whether a Code violation may have occurred;

               (IV) maintain a signed acknowledgement by each person who is then subject to this Code, in the form of Attachment A; and

               (V) identify persons who are INVESTMENT PERSONNEL of the Fund and inform those persons of their requirements to obtain prior written approval from the Review Officer prior to directly or indirectly acquiring ownership of a security in any private placement.

          (B) POTENTIAL TRADE CONFLICT. When there appears to be a transaction that conflicts with the Code, the Review Officer shall request a written explanation of the person's transaction. If after post-trade review, it is determined that there has been a violation of the Code, a report will be made by the designated Review Officer with a recommendation of appropriate action to King's Board of Directors.

          (C) REQUIRED RECORDS. The Review Officer shall maintain and cause to be maintained:

               (I) a copy of any code of ethics adopted by King which has been in effect during the previous five (5) years in an easily accessible place;

               (ii) a record of any  violation  of any code of ethics and of any actions taken as a result of such violation, in an easily accessible place for at least five (5) years after the end of the fiscal year in which the violation occurs;

               (iii)a copy of each  report  made by anyone  subject to this Code as required by Section 4 for at least five (5) years after the end of the fiscal year in which the report is made, the first two (2) years in an easily accessible place;

               (iv) a list of all persons who are, or within the past five years have been, required to make reports or who were responsible for reviewing these reports pursuant to any code of ethics adopted by King, in an easily accessible place;

               (v) a copy of each written report and certification required pursuant to Section 5(e) of this Code for at least five (5) years after the end of the fiscal year in which it is made, the first two (2) years in an easily accessible place; and


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


               (vi) a record of any  decision,  and the reasons  supporting  the decisions, approving the acquisition by INVESTMENT PERSONNEL of privately placed securities for at least five (5) years after the end of the fiscal year in which the approval is granted.

          (D) POST-TRADE REVIEW PROCESS. Following receipt of trade confirms and statements, transactions will be screened for violations of the Code, including the following:

               (I) SAME DAY TRADES: transactions by ACCESS PERSONS occurring on the same day as the purchase or sale of the same security by a Fund for which they are an ACCESS PERSON.

               (II) PORTFOLIO  MANAGER  TRADES:   transactions  by  a  portfolio
                    manager within seven calendar days before and after a Fund, for which the portfolio manager makes or participates in making a recommendation, trades in that security.

               (III)POTENTIAL  CONFLICTS:  transactions  by  ACCESS  PERSONS  IN
                    SECURITIES, which, within the most recent 15 days, are or have been held by a Fund or are being or have been considered by a Fund or King for purchase by a Fund.

               (IV) OTHER ACTIVITIES: transactions which may give the appearance that an ACCESS PERSON has executed transactions not in accordance with this Code.

          (E) SUBMISSION TO FUND BOARD. The Review Officer shall annually prepare a written report to the Board of Directors of a Fund listed in Appendix B that:

               (I) describes any issues under this Code or its procedures since the last report to the Board of Directors, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

               (II) certifies  that  King  has  adopted  procedures   reasonably
                    necessary to prevent its ACCESS PERSONS from violating this Code.

                         KING INVESTMENT ADVISORS, INC.
                                 CODE OF ETHICS

                             APPENDIX A: DEFINITIONS

(a)  ACCESS PERSON means:

     (i) each director or officer of King, any employee or agent of King, or any company in a control relationship to King who, in connection with the person's regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of COVERED SECURITIES by a Fund advised by King, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

     (ii) any natural person in a control relationship to King who obtains information concerning recommendations made to a Fund by King with regard to the purchase or sale of COVERED SECURITIES by the Fund;

(b)  ACT means the Investment Company Act of 1940, as amended.

(c) BENEFICIAL OWNER shall have the meaning as that set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, except that the determination of direct or indirect beneficial ownership shall apply to all COVERED SECURITIES which an ACCESS PERSON owns or acquires. A beneficial owner of a security is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a DIRECT OR INDIRECT PECUNIARY INTEREST (the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities) in a security.

     INDIRECT PECUNIARY INTEREST in a security includes securities held by a person's immediate family sharing the same household. IMMEDIATE FAMILY means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships).

(d) CONTROL means the power to exercise a controlling influence over the management or policies of a company, unless this power is solely the result of an official position with the company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder thereof control over the company. This presumption may be rebutted by the Review Officer based upon the facts and circumstances of a given situation.

(e)  COVERED SECURITY means any security except:


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


     (i)  direct obligations of the Government of the United States;

     (ii) banker's acceptances and bank certificates of deposits;

     (iii)commercial paper and debt instruments with a maturity at issuance of less than 366 days and that are rated in one of the two highest rating categories by a nationally recognized statistical rating organization;

     (iv) repurchase agreements covering any of the foregoing; and

     (v)  shares of registered open-end investment companies.

(f) INVESTMENT PERSONNEL means any employee of King who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Fund managed by King; and any individual who CONTROLS King or a Fund for which King is an investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

(g) PURCHASE OR SALE includes, among other things, the writing of an option to purchase or sell.

(h)  SECURITY HELD OR TO BE ACQUIRED BY the Fund means

     (i) any COVERED SECURITY which, with the most recent 15 days (x) is or has been held by the applicable Fund or (y) is being or has been considered by the applicable Fund or its investment adviser for purchase by the applicable Fund; and

     (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a COVERED SECURITY.


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


                         KING INVESTMENT ADVISORS, INC.
                                 CODE OF ETHICS
                                   APPENDIX B
                             LIST OF ACCESS PERSONS
                           (as of ____________, 2001)

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
KING                  AP                 IP                  AS OF DATE         FUND                END DATE
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

AP=Access Person; IP=Investment Personnel


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


                         KING INVESTMENT ADVISORS, INC.
                                 CODE OF ETHICS

                                  ATTACHMENT A
                                 ACKNOWLEDGEMENT

         I understand that I am subject to the Code of Ethics of King Investment Advisors, Inc. ("King"). I have read and I understand the King Code of Ethics and I certify that I have complied with the requirements of the Code of Ethics and I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code of Ethics.




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Signature                                                     Date



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Printed Name

     THIS FORM MUST BE COMPLETED AND RETURN TO KING'S COMPLIANCE DEPARTMENT.


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